EXHIBIT 32
Certification Pursuant to Section 1350 of Chapter 63 of Title 18
of the United States Code
I, Ralph LaRossa, Chief Executive Officer of Public Service Enterprise Group Incorporated, to the best of my knowledge, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that (i) the Quarterly Report of Public Service Enterprise Group Incorporated on Form 10-Q for the quarter ended March 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Enterprise Group Incorporated.

/s/ Ralph LaRossa
Ralph LaRossa
Public Service Enterprise Group Incorporated
Chief Executive Officer
April 30, 2024